Focused on Our Future 4Q 2024 Strategic & Financial Highlights Published February 26, 2025

Forward-Looking Statements This presentation includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the potential liabilities, increased costs and unanticipated developments resulting from government investigations and agreements, including those associated with compliance with or failure to comply with the Deferred Prosecution Agreement entered into July 21, 2021 and settlements with the U.S. Attorney’s Office for the Southern District of Ohio and the Securities and Exchange Commission (“SEC”); the risks and uncertainties associated with government investigations and audits regarding Ohio House Bill 6, as passed by Ohio’s 133rd General Assembly (“HB 6”) and related matters, including potential adverse impacts on federal or state regulatory matters, including, but not limited to, matters relating to rates; the risks and uncertainties associated with litigation, arbitration, mediation and similar proceedings, particularly regarding HB 6 related matters; changes in national and regional economic conditions, including recession, volatile interest rates, inflationary pressure, supply chain disruptions, higher fuel costs, and workforce impacts, affecting us and/or our customers and those vendors with which we do business; variations in weather, such as mild seasonal weather variations and severe weather conditions (including events caused, or exacerbated, by climate change, such as wildfires, hurricanes, flooding, droughts, high wind events and extreme heat events) and other natural disasters, which may result in increased storm restoration expenses and negatively affect future operating results; the potential liabilities and increased costs arising from regulatory actions or outcomes in response to severe weather conditions and other natural disasters; legislative and regulatory developments, and executive orders, including, but not limited to, matters related to rates, energy regulatory policies, compliance and enforcement activity, cyber security, climate change. and diversity, equity and inclusion; the risks associated with physical attacks, such as acts of war, terrorism, sabotage or other acts of violence, and cyber-attacks and other disruptions to our, or our vendors’, information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to meet our goals relating to climate-related and environmental, social and governance matters, opportunities improvements, and efficiencies, including our greenhouse gas (“GHG”) reduction goals; the ability to accomplish or realize anticipated benefits through establishing a culture of continuous improvement and our other strategic and financial goals, including, but not limited to, executing Energize365, our transmission and distribution investment plan, executing on our rate filing strategy, controlling costs, improving credit metrics, maintaining investment grade ratings, strengthening our balance sheet and growing earnings; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts may negatively impact our forecasted growth rate, results of operations and may also cause us to make contributions to our pension sooner or in amounts that are larger than currently anticipated; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets, including those sites impacted by the legacy coal combustion residual rules that were finalized during 2024; changes to environmental laws and regulations, including, but not limited to, rules finalized by the Environmental Protection Agency and the SEC, including those currently stayed, related to climate change; and potential changes to such laws and regulations as a result of the new U.S. presidential administration; changes in customers’ demand for power, including, but not limited to, economic conditions, the impact of climate change, emerging technology, particularly with respect to electrification and new data centers, energy storage and distributed sources of generation; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions, and the loss of our status as a well-known seasoned issuer; future actions taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; changes in assumptions regarding factors such as economic conditions within our territories, the reliability of our transmission and distribution system, generation resource planning, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; the potential of non-compliance with debt covenants in our credit facilities; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; human capital management challenges, including among other things, attracting and retaining appropriately trained and qualified employees and labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, including, but not limited to, the Inflation Reduction Act of 2022, or adverse tax audit results or rulings and potential changes to such laws and regulations as a result of the new U.S. presidential administration; and the risks and other factors discussed from time to time in our SEC filings. Dividends declared from time to time on our common stock during any period may in the aggregate vary from prior periods due to circumstances considered by the FE Board at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy Corp.’s Form 10-K, Form 10-Q and in FirstEnergy's other filings with the SEC. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy Corp. expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise. Strategic & Financial Highlights - Published Feb. 26, 20252

Non-GAAP Financial Matters Strategic & Financial Highlights - Published Feb. 26, 20253 This presentation contains references to certain financial measures including Baseline O&M, Core earnings per share (“Core EPS”) and Operating earnings per share (“Operating EPS”), as “non-GAAP financial measures,” which are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and exclude the impact of “special items,” from earnings attributable to FirstEnergy Corp. from continuing operations for Operating EPS. Core EPS further excludes from Operating EPS the earnings contribution of Signal Peak and net periodic pension and other post- employment benefits (“OPEB”) credits, other than the mark-to-market adjustment and other related charges, which are already excluded as special items. Core EPS and Operating EPS also exclude the impact of Discontinued Operations. Management uses these non-GAAP financial measures to evaluate the company’s and its segments’ performance and manage its operations and references these non-GAAP financial measures in its decision-making, using them to facilitate historical and ongoing performance comparisons. Management believes that the non-GAAP financial measures of Core EPS and Operating EPS, including by segment, provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the company against its peer group by presenting period-over-period operating results, excluding the impacts described above, that may not be consistent or comparable across periods or across the company’s peer group. These non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures, which for Operating EPS and Core EPS is EPS attributable to FirstEnergy Corp. from Continuing Operations (GAAP), as reconciled. Also, such non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Operating EPS and Core EPS are calculated based on the weighted average number of common shares outstanding in the respective period. A reconciliation of forward-looking non-GAAP measures, including 2025 Core EPS and Core EPS compound annual growth rate projections, to the most directly comparable GAAP measures is not provided because comparable GAAP measures are not available without unreasonable efforts due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. Specifically, management cannot, without unreasonable effort, predict the impact of these special items in the context of Core EPS guidance, or Core EPS growth rate projections forecasts because these items, which could be significant, are difficult to predict and may be highly variable. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. These special items are uncertain, depend on various factors and may have a material impact on our future GAAP results.

Focus of Today’s Call Strategic & Financial Highlights - Published Feb. 26, 2025 Brian X. Tierney – President, Chief Executive Officer, and Board Chair K. Jon Taylor – Senior Vice President, Chief Financial Officer ■ Review of 2024 financial performance, key milestones, and regulatory activity ■ Introducing new Core EPS measure to highlight quality growth from our regulated businesses ■ Outlook for 2025 and beyond ■ Review of our shareholder value proposition ■ Additional detail on 2024 financial performance and regulatory activity ■ Update on 2025-2029 Financial plan ■ Overview of 2025 Earnings Guidance 4

2024 Highlights Financial Overview 2023 vs 2024 Results Delivered 2024 Operating EPS of $2.63, $0.07 above FY 2023 results and within the revised guidance range of $2.61-$2.71, despite lower Q4 customer demand (1) Basic Earnings Per Share from Continuing Operations (2) See slides 24-30 for reconciliations between GAAP and Non-GAAP earnings. Please see slide 3 for more information. Strategic & Financial Highlights - Published Feb. 26, 2025 2023 2024 In December, declared dividend of $0.425/sh, for total declared dividends of $1.70/sh in 2024 vs. $1.60/sh in 2023, a 6% increase Executed 2024 Investment plan of $4.5B, ~20% increase vs. 2023 ($3.7B) and ~5% increase vs. original 2024 Plan ($4.3B) (1) 5 2024 Baseline O&M(2) of $1.28B, flat to 2023, despite significantly higher non-deferred storm costs Proud of the progress we made in 2024 to derisk our business and build a leadership team and culture focused on continuous improvement $1.96 $2.56 $1.70 $2.63 GAAP EPS Operating EPS (2) $3.7 $4.5 Capital Investments ($B)

2024 Milestones Strategic & Financial Highlights - Published Feb. 26, 20256 Regulatory Success 83% of Rate Base reviewed with constructive outcomes through base rate cases or formula rates since 4Q23 Investment Plan approvals: PA LTIIP III, OH Grid Mod II, NJ EE&C, representing $2.8B of investments included in plan Financial Foundation Closed 30% FET Sale as final phase of $7B in equity proceeds Investment-grade at FE Corp. and all subsidiaries at all three rating agencies Strengthened balance sheet drives robust $28B Energize365 investment plan Refreshed Organization Implemented new operating model with decision-making closer to the customer Enhanced leadership team to build a high-performance culture; placed 24 individuals at the VP level & above (including new hires and internal promotions) Financial & Risk Profile De-risked pension through a 2nd lift-out transaction completed in January ‘25 Continued dividend growth: 2024 declarations of $1.70/share, +6% vs. 2023 Positive regulatory jurisdictions with improved earned return on equity

Strategic & Financial Highlights - Published Feb. 26, 20257 2025 Regulatory Overview See 2025 Regulatory Calendar on slide 19 and Regulatory Corner section of our IR website for additional details Ohio Base Rate Case Independent audit report and Staff report filed on February 21 Plan to update pending base rate case filing in 1Q25 to align with our ESP VI Base rate case includes modest request to support recovery of investments, while keeping customer rates affordable Ohio Electric Security Plan (ESP) PUCO approved withdrawal of ESP V in December ‘24 and reverted to ESP IV on February 1 Filed ESP VI on January 31 addressing riders for the full term of the ESP supporting significant capital investments tied to reliability performance NJ & WV Updates Working towards settlement of EnergizeNJ infrastructure investment program Plan to file WV IRP in December to address future regulated generation options to best serve customers energy needs

Highlighting FirstEnergy’s Core Earnings Growth Strategic & Financial Highlights - Published Feb. 26, 20258 $1.78 $0.63 $2.41 $2.20 $0.36 $2.56 $2.37 $0.26 $2.63 Core EPS +24% -43% ▪ Beginning in 2025 we will provide Core earnings (1) guidance – Core EPS consists of Operating earnings for our Distribution, Integrated and Stand-Alone Transmission business segments and Corporate operations, excluding Signal Peak and net Pension/OPEB credits – Signal Peak subject to volatility in New Castle coal prices and other environmental and operational risks – Net Pension/OPEB credits subject to mark-to-market accounting ▪ This approach highlights the strong growth of our core business, resulting in: – More predictable results for investors – More insight into our high-quality earnings, driven by regulated investments +8% -28% (1) See slides 24-26 for GAAP to Non-GAAP reconciliations. Please see slide 3 for more information. 2022 2023 20242022 2023 20242022 2023 2024 Pension + Signal Peak Operating EPS

2025-2029 Financial Guidance Overview

2025-2029 GUIDANCE

6-8%
Core EPS Growth[1]
(2025-2029 CAGR)

9%
Rate Base Growth
(2025-2029 CAGR)

60-70%
Targeted Dividend Payout Ratio of Core EPS

$28B
Base Investment Plan
75% Formula Investments[2]

~14%+ FFO/DEBT
Committed to achieving and maintaining BBB credit profile

NO EQUITY
No equity needs in base plan
(beyond Employee Benefit programs of up to ~$100M annually)

2025 GUIDANCE

$2.40-$2.60/SH Core EPS Guidance	**5.5% growth** vs. 2024 *(Midpoint vs. 2024A of $2.37)*
$5.0B Investment Plan	**11% growth** vs. 2024 *(2024A of $4.5B)*
$1.78/SH Dividend Declarations (Subject to Board Approval)	**5% growth** vs. 2024 *(Plan to declare four dividends of $0.445/sh in 2025 vs. $0.425/sh in 2024 totaling $1.70/sh)*
~14% FFO/Debt Target	Significant improvement in credit metrics post-FET transaction

Attractive total shareholder return of 10-12% with potential for upside through P/E expansion
(6-8% Core EPS growth and 4%+ dividend yield)

(1) With the introduction of Core (non-GAAP) earnings guidance for 2025, we will no longer be providing Operating (non-GAAP) earnings guidance going forward.
(2) Formula Rate investments includes transmission forward-looking formula rate recovery and distribution formula-like capital rider recovery.

9 Strategic & Financial Highlights - Published Feb. 26, 2025
FirstEnergy

Full Year 2024 Earnings Overview Strategic & Financial Highlights - Published Feb. 26, 202510 $(0.36) $0.04 $0.29 $(0.12) $(0.04) $2.56 $2.20 2023 Operating EPS Pension + Signal Peak 2023 Core EPS Distribution Integrated Stand-Alone Transmission Corp / Other $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $0.26 $2.37 $2.63 2024 Core EPS Pension + Signal Peak 2024 Operating EPS Dx $1.20 Int $0.67 Tx $0.70 Corp($0.01) Dx $1.23 Int $0.95 Tx $0.58 Corp($0.13) Rates & Investments +$0.07 Dilution from FET 30% Sale -$0.16 Financing Costs -$0.02 All Other -$0.01 Financing Costs +$0.08 All Other -$0.12 (Income taxes -$0.13, Other expense +$0.01) Dx $1.16 Int $0.62 Tx $0.70 Corp ($0.28) Dx $1.20 Int $0.91 Tx $0.58 Corp ($0.32) Pension / OPEB: $0.13 Signal Peak: $0.13 Pension / OPEB $0.12 Signal Peak $0.24 EPS Summary 2023 2024 Chg GAAP EPS $1.96 $1.70 ($0.26) Special items $0.60 $0.93 $0.33 Operating EPS(1) $2.56 $2.63 $0.07 Pension + Signal Peak ($0.36) ($0.26) $0.10 Core EPS(1) $2.20 $2.37 $0.17 Drivers Summary – Core Earnings ▪ Distribution +$0.04: higher customer demand, partially offset by the impact of Ohio ESP V ▪ Integrated +$0.29: new base rates, rate base growth, and higher customer demand, partially offset by lower tax benefits ▪ Stand-Alone Transmission ($0.12): rate base growth of 9% more than offset by impact of dilution from FET 30% sale (closed 3/25/24) ▪ Corporate ($0.04): lower tax benefits, partially offset by lower interest expense Rates & Investments +$0.04 Ohio ESP -$0.04 Customer Demand +$0.08 O&M -$0.02 (Storm Costs -$0.02) Other OpEx -$0.02 Rates & Investments +$0.28 Customer Demand +$0.07 O&M +$0.02 (Storm Costs -$0.02, Non-Storms +$0.04) Other OpEx -$0.04 Financing Costs +$0.01 All Other -$0.05 (Income taxes -$0.04, Other expense -$0.01) (1) See slides 24-25 for GAAP to Non-GAAP reconciliations

2024 Financing Updates Strategic & Financial Highlights - Published Feb. 26, 202511 Principal Notes ATSI $150 5.63% due 2034 MAIT $250 5.94% due 2034 FET $400 4.55% due 2030* FET $400 5.0% due 2035* KATCo $200 5.17% due 2035 JCP&L $700 5.1% due 2035* FE Corp ($463) 7.375% due 2031 JCP&L ($500) 4.7% due 2024 MP ($400) 4.1% due 2024 CEI ($300) 5.5% due 2024 FE PA (ME) ($250) 4.0% due 2025 FE PA (PN) ($200) 4.15% due 2025 FET ($600) 4.35% due 2025 Total $2.1B issued, ($2.7B) redeemed *Securities with registration rights 2024 Debt Financings 2024 Debt Financings Issued $2.1B in long-term debt at weighted average rate of 5.1% In December, issued $700M of long-term debt with registration rights at JCP&L Pension Lift-Outs Since Dec. 2023, two transactions reduced pension liability by $1.4B, or 17% On Jan. 8, 2025, executed second transaction for ~$650M of plan obligations 2024 FFO/Debt (Moody’s) Adjusted FFO/Debt of 14%, adjusted for HB6- related payments and historic August storms Actual FFO/Debt of 12.5%

2025-2029 Investment Plan & Rate Base Growth Strategic & Financial Highlights - Published Feb. 26, 202512 $11.0 $11.5 $12.3 $13.0 $13.8 $14.7 $9.6 $10.5 $11.5 $12.8 $14.1 $15.7$5.3 $5.7 $6.3 $6.8 $7.6 $8.4 $25.9B $27.7B $30.1B $32.6B $35.5B $38.8B 2024A 2025F 2026F 2027F 2028F 2029F Notes: Includes capital-like investments that earn a return. Rate Base amounts are shown on a year-end, FE-Owned basis. Stand-Alone Transmission adjusted from prior disclosures to exclude Brookfield’s 49.9% equity interest in FET, LLC. 11% (24% for Tx) 10% 6% Segment CAGRs (2025-2029) 9% FE-Owned Rate Base CAGR (2025-2029) Formula Rate % $1.3 $1.4 $1.4 $1.5 $1.5 $1.6 $1.7 $1.9 $1.9 $2.1 $2.4 $2.5 $1.4 $1.7 $1.8 $1.9 $2.0 $2.2 $4.5B $5.0B $5.2B $5.6B $6.0B $6.4B 2024A ~70% 2025F ~75% 2026F ~75% 2027F ~75% 2028F ~75% 2029F ~75% $28B, 5-yr Investment Plan (28% Increase in 2029 vs. 2025) $9.5B $7.4B 2025-2029 Spend by Segment $10.8B

Improving Earned ROEs

83% **Rate Base with completed base rate cases** since late '23, including FERC Tx formula rates

FE Consolidated ROEs



8.8%
9.4%
2023A
2024A

	2023A	2024A
Equity Layer	52%	53%
YE Rate Base	$26.5B	$25.9B

Note: 50.1% FE ownership of FET at 12/31/24 and 80.1% at 12/31/23

Targeting FE Consolidated ROE of 9.5%-10%

- **FE Consolidated ROE represents a weighted average across all businesses and excludes FE/FET HoldCo activity**
- **Improved ROEs in 2024 through new distribution base rates in NJ, WV, and MD; new distribution rates in PA effective 1/1/25**
- **Beginning in 2025, adjustments from reported earnings to a regulatory view are primarily limited to:**
  - **AFUDC Equity:** full equity/AFUDC return on Construction Work in Progress balances
  - **Retirement Benefits:** recovery of retirement benefits as approved in prior rate cases
  - **Other:** items such as non-operating income and interest synchronization

2024 Earned ROE Details[1]



KATCo
10.45%
FET[2]
10.4%
MD
8.3%
WV
8.4%
NJ
9.3%
PA
9.0%
OH
4.7%
As filed on 7/31/24 in pending BRC before revenue adjustment
Segment Legend
Stand-Alone Tx
Integrated
Distribution

[1] See Investor FactBook for additional details by business unit on year-end Rate Base, Allowed ROEs, and Capital Structure

[2] FET ROE is a weighted average allowed ROE of ATSI, MAIT, and TrAILCo

Expect base rates continue to support fair recovery and return on investments through regular cadence of base rate case filings

Note: ROEs calculated based on year-end Rate Base as noted above. Certain jurisdictions, including Transmission and WV/MD, use a 13-month average rate base for regulatory purposes.

13 Strategic & Financial Highlights - Published Feb. 26, 2025

FirstEnergy

Data Center Growth

$900M of Transmission investments in 2025-2029 base plan associated with growing data center demand

3GWs of load in the pipeline through 2029 represents potential incremental transmission investment of ~$350M[(1)] not in base plan



2029F pipeline demand has nearly doubled since Nov. 2024 EEI disclosure (2,985 MW vs. 1,500 MW)
MW
400
2024A
2025F
2026F
2027F
2028F
5,575
2,985
2,190
400
2029F
9,010
6,115
2,495
400
Beyond 2029F
Active Customers
Contracted
Pipeline

Beyond 2029, projecting 9GWs of total data center demand, which would require additional investment of ~$300M-$400M[(2)]

~6GWs of projected data center demand through 2029, with 2.6GWs active or contracted

Nearly 100 large load studies in 2024 greater then 500MWs, representing over 70+ GWs
(May represent duplicative large load studies where customers are evaluating multiple sites)

Base load forecast includes load only from Active and Contracted MWs. Contracted represents a contract to construct facilities as outlined in the construction agreement supported by load studies. Pipeline represents large load connections requested with a reasonable assumption of construction, based on certain supporting factors such as, but not limited to load study, control of property, having development plans, and public disclosure of a project

(1) Represents lowest cost option, which may vary by project and geographic location (2) Estimate, subject to change.

14 Strategic & Financial Highlights - Published Feb. 26, 2025

FirstEnergy

2025 Guidance Update Strategic & Financial Highlights - Published Feb. 26, 202515 ▪ Impact of higher financing costs – 10-yr treasury increased by ~100bps since October 1, 2024 – Increased borrowings ▪ Regulatory outcomes not anticipated in plan – Removal of Ohio DCR cap increases under ESP IV – Reduction in ATSI ROE by 50bps ▪ Higher than planned O&M – Supports future regulatory activity – Current plan no longer assumes offsets to the incremental O&M approved in PA base rate case ▪ Continued and accelerated EPS volatility from Pension and Signal Peak vs. plan – Impact of YE MTM on net pension/OPEB credits – Volatility in commodity prices and risks associated with Signal Peak Guidance Updates since 3Q24 Removing Non-Core components from Core EPS Transitioning to Core EPS Guidance highlights strong growth of our core business

2025 Core EPS[1] Guidance: $2.40 - $2.60

2025F Segment Core EPS Ranges	
Distribution	$1.29 - $1.37
Integrated	$0.91 - $0.97
Stand-Alone Transmission	$0.57 - $0.59
Corp/Other	($0.37) - ($0.33)
FE	$2.40 - $2.60



5.5% Core EPS growth, 7% excluding FET dilution
$2.37
Dx $1.20
Int $0.91
Tx $0.58
Corp ($0.32)
2024 Core EPS
$0.13
+ Rates & Investments
+ Customer Demand
- O&M
- Other OpEx
- Income Taxes & Other
Distribution
$0.03
+ Rates & Investments
+ Customer Demand
- Other OpEx
- Financing Costs
- Income Taxes & Other
Integrated
$-
+ Rates & Investments
- Dilution (FET 30% Sale)
- Financing Costs
Stand-Alone Transmission
$(0.03)
- Financing Costs
+ Income Taxes & Other
Corp / Other
$2.50
Segment Midpoints
Dx $1.33
Int $0.94
Tx $0.58
Corp ($0.35)
2025 Core EPS

O&M/Other OpEx increases in 2025 primarily due to increased maintenance requirements and deferred cost recovery as approved and recovered in 2024 PA base rate case

[1] See slide 24 for 2024 GAAP to Non-GAAP reconciliation. With respect to 2025 Core EPS guidance, the Company is unable to reconcile this forward-looking non-GAAP information without unreasonable efforts. Please see slide 3 for more information.

16 Strategic & Financial Highlights - Published Feb. 26, 2025

FirstEnergy

Shareholder Value Proposition

2025-2029 Base Financial Plan

- **6-8% Core EPS[1] CAGR**
- **$28B Base Investment Plan**
- **9% Rate Base CAGR** (FE-Owned)
- **Load forecast** assumes ~2%+ CAGR; only includes active and contracted data centers

- **No incremental equity needs** in the base plan (beyond Employee Benefit programs of up to ~$100M annually)
- **Constructive regulatory frameworks** with ~75% of planned investment in formula rate programs
- **Diversified and low-risk T&D assets** with strong affordability position
- **Supportive WV regulatory construct** for generation


Strong Growth Outlook
Financial Discipline
Attractive Risk Profile
Compelling Total Shareholder Return
Sustainable Growth
COMMUNITIES • EMPLOYEES • INVESTORS • CUSTOMERS

- **Targeting ~14%+ FFO/Debt**
- **Committed to achieving and maintaining BBB credit profile**
- Focus on **Continuous Improvement** and managing O&M expenses

- **Attractive total return opportunity of 10-12% with potential for upside through P/E expansion**
  (6-8% Core EPS growth and 4% dividend yield)
- **Improved earnings quality,** with focus on Core EPS (excl. Signal Peak & Pension)
- **Committed to dividend growth,** in line with 60%-70% payout ratio of Core EPS

Our diversified service territory, coupled with an improved balance sheet and a strong affordability position, provides the opportunity to significantly enhance the customer experience and provide solid risk-adjusted returns to our investors

17 Strategic & Financial Highlights - Published Feb. 26, 2025

[1] Core EPS consists of our three business segments and Corporate operations, excluding Signal Peak and net Pension/OPEB credits. With respect to Core EPS guidance, the Company is unable to reconcile this forward-looking non-GAAP information without unreasonable efforts. Please see slide 3 for more information.

FirstEnergy

Quarterly Support & GAAP to Non-GAAP Reconciliations Strategic & Financial Highlights - Published Feb. 26, 2025 19. Regulatory Calendar 20. TTM Actual Sales by Class 21. TTM Weather-Adjusted Sales 22. TTM Weather Impacts 23. Credit Ratings Summary Quarterly Support (Slide) 18 See YE24 Investor FactBook for additional information including FirstEnergy overview, 2025-2029 Financial plan, and additional business segment details 24. 2024 GAAP to Non-GAAP Earnings Reconciliations 25. 2023 GAAP to Non-GAAP Earnings Reconciliations 26. 2022 GAAP to Non-GAAP Earnings Reconciliations 27. Special Items Descriptions 28. Full Year 2024 Earnings Results 29. Full Year 2023 Earnings Results 30. 2023-2024 GAAP to Non-GAAP Baseline O&M Reconciliations GAAP to Non-GAAP Reconciliations (Slide)

Regulatory Calendar

Select Proceedings

Jurisdiction	Regulatory Matter	Key Dates
Ohio	▪ Grid Mod II ▪ Base Rate Case ▪ Electric Security Plan (ESP V) ▪ Electric Security Plan (ESP VI) ▪ HB6 Related Investigations	✓ Settlement agreement filed 4/12/24; approved on 12/18/24 ▪ Filed base rate request for approximately $94M on 5/31/24, updated request to $190M on 7/31/24, notified PUCO of withdrawal of ESP V-related proposals on 1/27/25, Staff report anticipated Feb. 2025 ▪ Withdrawal filed on 10/29/24; approved on 12/18/24; resume operations under ESP IV on 2/1/25 ▪ Filed 1/31/25 ▪ Review of Political and Charitable Spending (audit report filed 9/30/24); Corporate Separation Audit (non-HB 6 issues, hearings held 10/9/24-10/10/24); Rider DCR/DMR Audit/Corporate Separation (hearings to begin 5/13/25)
Pennsylvania	▪ Base Rate Case ▪ Long-Term Infrastructure Improvement Plan (LTIIP III) ▪ Approval of FET 30% Interest Sale ▪ Legal Entity Consolidation	✓ Filed base rate request for $502M on 4/2/24; settlement agreement filed on 9/13/24; approved on 11/21/24 with rates effective 1/1/25 ✓ Filed 7/22/24, requesting 5-yr program, totaling investments of $1.6B; approved on 12/19/24 ✓ Received PAPUC approval of settlement agreement on 3/14/24; completed sale on 3/25/24 ✓ Completed on 1/1/24
New Jersey	▪ Distribution Base Rate Case Filing ▪ Energy Efficiency Triennial Plan Filing ▪ Infrastructure Investment Program (EnergizeNJ)	✓ Received BPU approval of settlement agreement on 2/14/24; implementation of base rate case effective 2/15/24 with rates effective for customers on 6/1/24 ✓ Filed 12/1/23; Settlement filed 10/18/24; approved on 10/30/24 ▪ Submitted amended filing on 2/27/24; Settlement negotiations in progress
West Virginia	▪ Base Rate Case (Dx+Tx+Gx) ▪ Solar Generation Projects Proceeding ▪ Depreciation Rate Filing ▪ Annual ENEC Filing (2023)	✓ Received PSC approval of settlement agreement on 3/26/24; rates effective 3/27/24 ✓ Received PSC approval of first 30MW on 8/23/23, surcharge effective 1/1/24; 85% subscription needed for additional 20 MW ✓ Received PSC approval of settlement with rates effective 4/1/24 ✓ Received PSC approval of settlement with rates effective 3/27/24 to increase ENEC rates, with deferred amounts to be recovered in 2025-2026
Maryland	▪ Energy Efficiency Plan (EmPOWER) ▪ Electric School Bus Pilot ▪ EV Phase II	✓ New legislation effective 7/1/24 reduces the carrying cost on the unamortized balances of EmPOWER costs from the pre-tax ROR to the average cost of outstanding debt ▪ Filed 1/17/24; hearing occurred on 10/4/24 ▪ Refiled 12/20/24, $10.3M for 5-yr program, hearing scheduled for 4/9/25
FERC	▪ Approval of FET 30% Interest Sale ▪ PA Legal Entity Consolidation ▪ FERC Rulemaking and Proceedings Re: Tx Planning ▪ OCC v ATSI (50bps PJM membership adder)	✓ Received FERC approval on 8/14/23; completed sale on 3/25/24 ✓ Completed 1/1/24 ▪ FERC Orders 1920, 1920-A: PJM compliance filing anticipated Dec. 2025, FirstEnergy's focus will be on issues set for rehearing in Order 1920-A, and on the PJM compliance filing ▪ Rehearing deadline 3/3/25; ATSI is considering seeking rehearing of the court's determination to override FERC's decision to leave the ATSI transmission rates settlement intact.

19

Strategic & Financial Highlights - Published Feb. 26, 2025

FirstEnergy

Actual Sales by Class Percent change vs. prior year Commercial includes street lighting Numbers may not add due to rounding *Values reflect a reclassification of certain Commercial and Industrial customers Strategic & Financial Highlights - Published Feb. 26, 202520 (MWh in 1Q23 1Q24 2Q23 2Q24 3Q23 3Q24 4Q23 4Q24 TTM 4Q23 TTM 4Q24 thousands) Residential 13,941 14,087 10,835 12,536 14,954 15,415 12,486 12,593 52,217 54,631 Commercial 9,470 9,357 8,947 9,668 10,470 10,681 9,292 9,314 38,179 39,021 Industrial 12,673 13,182 13,099 13,277 13,346 13,630 13,134 12,861 52,252 52,950 Total 36,084 36,626 32,881 35,482 38,770 39,726 34,912 34,768 142,648 146,602 1.0% 15.7% 3.1% 0.9% 4.6% -1.2% 8.1% 2.0% 0.2% 2.2% 4.0% 1.4% 2.1% -2.1% 1.3%1.5% 7.9% 2.5% -0.4% 2.8% 1Q24 2Q24 3Q24 4Q24 TTM Residential Commercial Industrial Total

Weather-Adjusted Sales by Class Percent change vs. prior year Strategic & Financial Highlights - Published Feb. 26, 2025 Commercial includes street lighting Numbers may not add due to rounding *Values reflect a reclassification of certain Commercial and Industrial customers 21 (MWh in 1Q23 1Q24 2Q23 2Q24 3Q23 3Q24 4Q23 4Q24 TTM 4Q23 TTM 4Q24 thousands) Residential 15,982 15,493 11,511 11,907 15,293 15,078 13,122 12,969 55,909 55,447 Commercial 10,241 9,896 9,147 9,467 10,559 10,563 9,521 9,372 39,468 39,298 Industrial 12,673 13,182 13,099 13,277 13,346 13,630 13,134 12,861 52,252 52,951 Total 38,896 38,572 33,758 34,651 39,198 39,271 35,778 35,202 147,629 147,696 -3.1% 3.4% -1.4% -1.2% -0.8% -3.4% 3.5% 0.0% -1.6% -0.4% 4.0% 1.4% 2.1% -2.1% 1.3% -0.8% 2.6% 0.2% -1.6% 0.0% 1Q24 2Q24 3Q24 4Q24 TTM Residential Commercial Industrial Total

Weather Impacts KWh Strategic & Financial Highlights - Published Feb. 26, 2025 0 100 200 300 400 500 22 1,400 1,150 900 650 400 150 Oct-23 Nov-23 Dec-23 Jan-24 Feb-24 Mar-24 Apr-24 May-24 Jun-24 Jul-24 Aug-24 Sep-24 Oct-24 Nov-24 Dec-24 HDD CDD HDD Norm CDD Norm OH PA NJ WV MD Total Days % Days % Days % Days % Days % Days % 4Q24 vs Normal CDD (2) -9% (1) -7% 11 37% (4) -19% (8) -33% 0 2% HDD (196) -10% (199) -11% (149) -10% (166) -9% (169) -10% (183) -10% vs 4Q23 CDD (7) -30% (8) -36% (2) -5% 10 250% (15) -47% (5) -20% HDD 8 0% 34 2% 20 1% (84) -5% (18) -1% 7 0% EPS Impact - Weather 4Q YTD vs Normal: vs Normal: -$0.02 -$0.05 vs 2023: vs 2023: $0.01 $0.18

Credit Ratings

As of February 26, 2025

	Issuer			Senior Secured			Senior Unsecured			Outlook		
	S&P	Moody's	Fitch	S&P	Moody's	Fitch	S&P	Moody's	Fitch	S&P	Moody's	Fitch
FirstEnergy Corp.*	BBB	Baa3	BBB				BBB-	Baa3	BBB	P	S	S
Distribution Segment												
Cleveland Electric Illuminating	BBB	Baa3	BBB+				BBB	Baa3	A-	P	S	P
Ohio Edison	BBB+	A3	BBB+	A	A1	A	BBB+	A3	A-	P	S	P
Toledo Edison	BBB+	Baa2	BBB+	A	A3	A				P	S	P
FirstEnergy Pennsylvania Electric Co.	BBB+	A3	BBB+	A	A1		BBB+	A3	A-	P	S	P
Integrated Segment												
Jersey Central Power & Light	BBB	A3	A-				BBB	A3	A	P	S	S
Monongahela Power	BBB	Baa2	A-	A-	A3	A+	BBB	Baa2		S	S	S
Allegheny Generating Co.	BBB-	Baa2	A-							S	S	S
Potomac Edison	BBB	Baa2	BBB+	A-	A3	A				S	S	S
Stand-Alone Transmission Segment												
FirstEnergy Transmission*	A-	Baa2	BBB+				BBB+	Baa2	BBB+	P	S	S
American Transmission Systems Inc.	A-	A3	A				A-	A3	A+	P	S	S
Mid-Atlantic Interstate Transmission	A-	A3	A				A-	A3	A+	P	S	S
Trans-Allegheny Interstate Line Co.	A-	A3	A				A-	A3	A+	P	S	S
Keystone Appalachian Transmission Co.		A3	A-								S	S

* Holding company

S = Stable
P = Positive
N = Negative

Ratings are not recommendations to buy, sell, or hold securities. Ratings are subject to change or withdrawal at any time by the credit rating agencies.

Most Recent Ratings Changes

- On October 2, 2024, Fitch upgraded FE Corp.'s ratings to BBB from BBB-.
  - Fitch also upgraded ratings of JCP&L, MP, AGC, FET, ATSI, MAIT, TrAILCo, and KATCo and put OE, CEI, and TE on positive outlook.
- On July 22, 2024, S&P upgraded FET, LLC by 2 notches and ATSI, MAIT, and TrAILCo by 1 notch while maintaining their positive outlooks.
- On May 6, 2024, Fitch upgraded all subsidiaries and put FE Corp. and several subsidiaries on positive outlook.
- On April 23, 2024, S&P upgraded FE Corp.'s ratings and maintained positive outlook
  - S&P also upgraded ratings of OE, TE, FEPA, AGC, FET, ATSI, MAIT, and TrAILCo
- On March 28, 2024, Moody's upgraded FE Corp.'s ratings to Baa3 from Ba1

FE Corp. and all subsidiaries are investment grade at all three rating agencies

23 Strategic & Financial Highlights - Published Feb. 26, 2025

FirstEnergy

2024 GAAP to Non-GAAP Earnings Reconciliations

(In $M, except per share amounts)	4Q 2024 Dx	4Q 2024 Int	4Q 2024 Tx	4Q 2024 Corp	4Q 2024 FE Cons	Full Year 2024 Dx	Full Year 2024 Int	Full Year 2024 Tx	Full Year 2024 Corp	Full Year 2024 FE Cons
2024 Earnings (Loss) Attributable to FE Corp. (GAAP)	**$198**	**$148**	**$57**	**($142)**	**$261**	**$624**	**$535**	**$294**	**($475)**	**$978**
2024 Earnings (Loss) Per Share	**$0.34**	**$0.26**	**$0.10**	**($0.25)**	**$0.45**	**$1.08**	**$0.93**	**$0.51**	**($0.82)**	**$1.70**
Excluding Special Items:										
ARO regulatory change	-	-	-	(0.01)	(0.01)	0.06	0.02	-	0.19	0.27
Debt-related costs	-	-	-	-	-	-	-	-	0.12	0.12
Enhanced employee retirement and other related costs	-	-	-	-	-	0.01	-	-	-	0.01
FE Forward cost to achieve	-	-	-	-	-	0.06	0.03	0.01	-	0.10
Investigation and other related costs	-	-	-	0.04	0.04	-	-	-	0.13	0.13
Pension/OPEB mark-to-market and other charges	(0.05)	(0.03)	-	0.15	0.07	(0.05)	(0.03)	-	0.15	0.07
Regulatory charges	0.03	-	0.03	-	0.06	0.07	(0.01)	0.03	-	0.09
Strategic transaction charges	-	-	-	0.06	0.06	-	0.01	0.03	0.10	0.14
Total Special Items	**($0.02)**	**($0.03)**	**$0.03**	**$0.24**	**$0.22**	**$0.15**	**$0.02**	**$0.07**	**$0.69**	**$0.93**
2024 Operating Earnings (Loss) Per Share – Non-GAAP	**$0.32**	**$0.23**	**$0.13**	**($0.01)**	**$0.67**	**$1.23**	**$0.95**	**$0.58**	**($0.13)**	**$2.63**
Remove Net Pension/OPEB credits	(0.01)	(0.01)	-	(0.03)	(0.05)	(0.03)	(0.04)	-	(0.06)	(0.13)
Remove Signal Peak earnings impact	-	-	-	(0.01)	(0.01)	-	-	-	(0.13)	(0.13)
Sub-Total	**($0.01)**	**($0.01)**	**-**	**($0.04)**	**($0.06)**	**($0.03)**	**($0.04)**	**-**	**($0.19)**	**($0.26)**
2024 Core Earnings (Loss) Per Share – Non-GAAP	**$0.31**	**$0.22**	**$0.13**	**($0.05)**	**$0.61**	**$1.20**	**$0.91**	**$0.58**	**($0.32)**	**$2.37**

Per share amounts for the special items, Signal Peak and Net Pension/OPEB credits adjustments above are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rate ranges from 21% to 29%. Basic EPS from Continuing Operations (GAAP), Operating EPS (Non-GAAP), and Core EPS (Non-GAAP) are based on 576 million shares for the Fourth Quarter of 2024 and 575 million shares for the Full Year 2024.

Net Pension/OPEB credits represents net periodic pension and OPEB benefit costs (GAAP), adjusted to remove the impact of mark-to-market adjustments, which are already accounted for within special items, and portion recovered through formula rates.

Please see slide 3 for more information.

24 Strategic & Financial Highlights - Published Feb. 26, 2025

FirstEnergy

2023 GAAP to Non-GAAP Earnings Reconciliations

	4Q 2023					Full Year 2023				
(In $M, except per share amounts)	Dx	Int	Tx	Corp	FE Cons	Dx	Int	Tx	Corp	FE Cons
2023 Earnings (Loss) Attributable to FE Corp. from Continuing Operations (GAAP)	**$80**	**$9**	**$99**	**($13)**	**$175**	**$587**	**$300**	**$399**	**($163)**	**$1,123**
2023 Earnings (Loss) Per Share from Continuing Operations	**$0.14**	**$0.02**	**$0.17**	**($0.03)**	**$0.30**	**$1.02**	**$0.52**	**$0.70**	**($0.28)**	**$1.96**
Excluding Special Items:										
Debt-related costs	-	-	-	-	-	-	-	-	0.05	0.05
Enhanced employee retirement and other related costs	0.02	0.01	-	-	0.03	0.07	0.06	-	-	0.13
Exit of generation	-	-	-	-	-	-	-	-	0.02	0.02
FE Forward cost to achieve	0.01	-	-	-	0.01	0.04	0.01	-	0.04	0.09
Investigation and other related costs	-	-	-	0.03	0.03	-	-	-	0.10	0.10
Pension/OPEB mark-to-market and other charges	0.09	0.08	-	(0.05)	0.12	0.04	0.06	-	(0.05)	0.05
Regulatory charges	-	0.02	-	-	0.02	0.03	0.02	-	-	0.05
Strategic transaction charges	-	-	-	0.11	0.11	-	-	-	0.11	0.11
Total Special Items	**$0.12**	**$0.11**	-	**$0.09**	**$0.32**	**$0.18**	**$0.15**	-	**$0.27**	**$0.60**
2023 Operating Earnings (Loss) Per Share – Non-GAAP	**$0.26**	**$0.13**	**$0.17**	**$0.06**	**$0.62**	**$1.20**	**$0.67**	**$0.70**	**($0.01)**	**$2.56**
Remove Net Pension/OPEB credits	(0.01)	(0.01)	-	(0.02)	(0.04)	(0.04)	(0.05)	-	(0.03)	(0.12)
Remove Signal Peak earnings impact	-	-	-	(0.06)	(0.06)	-	-	-	(0.24)	(0.24)
Sub-Total	**($0.01)**	**($0.01)**	-	**($0.08)**	**($0.10**	**($0.04)**	**($0.05)**	-	**($0.27)**	**($0.36)**
2023 Core Earnings (Loss) Per Share – Non-GAAP	**$0.25**	**$0.12**	**$0.17**	**($0.02)**	**$0.52**	**$1.16**	**$0.62**	**$0.70**	**($0.28)**	**$2.20**

Per share amounts for the special items, Signal Peak and Net Pension/OPEB credits adjustments above are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rate ranges from 21% to 29%. Basic EPS from Continuing Operations (GAAP), Operating EPS (Non-GAAP), and Core EPS (Non-GAAP) are based on 574 million shares for the Fourth Quarter of 2023 and 573 million shares for the Full Year 2023.

Net Pension/OPEB credits represents net periodic pension and OPEB benefit costs (GAAP), adjusted to remove the impact of mark-to-market adjustments, which are already accounted for within special items, and portion recovered through formula rates.

Please see slide 3 for more information.

25 Strategic & Financial Highlights - Published Feb. 26, 2025

FirstEnergy

2022 GAAP to Non-GAAP Earnings Reconciliation Strategic & Financial Highlights - Published Feb. 26, 202526 Per share amounts for the special items, Signal Peak and Net Pension/OPEB credits adjustments above are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rate ranges from 21% to 29%. Basic EPS from Continuing Operations (GAAP), Operating EPS (Non-GAAP), and Core EPS (Non-GAAP) are based on 571 million shares for the Full Year 2022. Net Pension/OPEB credits represents net periodic pension and OPEB benefit costs (GAAP), adjusted to remove the impact of mark-to-market adjustments, which are already accounted for within special items, and portion recovered through formula rates. Please see slide 3 for more information. (In $M, except per share amounts) FE Cons 2022 Earnings Attributable to FE Corp. from Continuing Operations (GAAP) $406 2022 Earnings Per Share from Continuing Operations $0.71 Excluding Special Items: Debt-related costs 0.25 Exit of generation 0.02 FE Forward cost to achieve 0.03 Investigation and other related costs 0.08 Pension/OPEB mark-to-market and other charges (0.13) Regulatory charges 0.21 State tax legislative changes 0.01 Strategic transaction charges 1.23 Total Special Items $1.70 2022 Operating Earnings Per Share – Non-GAAP $2.41 Remove Net Pension/OPEB credits (0.40) Remove Signal Peak earnings impact (0.23) Sub-Total ($0.63) 2022 Core Earnings Per Share – Non-GAAP $1.78

Special Items Descriptions Strategic & Financial Highlights - Published Feb. 26, 202527 ▪ ARO regulatory change: Primarily related to increases in asset retirement obligations, primarily associated with the planned transfer of the McElroy’s Run coal ash disposal site to a third party and an estimate for new remediation obligations for various legacy coal combustion residual sites triggered by a new EPA regulation. ▪ Debt-related costs: Primarily reflects costs associated with the redemption and early retirement of debt. ▪ Enhanced employee retirement and other related costs: Primarily reflects transition and benefit costs associated with the Company's voluntary retirement program and involuntary separations. ▪ Exit of generation: Primarily reflects charges or credits resulting from the exit of competitive operations. ▪ FE Forward cost to achieve: Primarily reflects the impairment charge related to exiting the Akron general office, the termination charges associated with exiting certain sporting sponsorship agreements and certain advisory and other costs incurred to transform the Company for the future. ▪ Investigation and other related costs: Primarily reflects litigation settlements and reserves, including those related to the SEC and OOCIC/OHAG investigations, and other legal and advisory expenses related to the government investigations, net of the received derivative settlement insurance proceeds. ▪ Pension/OPEB mark-to-market and other charges: Reflects the change in fair value of plan assets and net actuarial gains and losses associated with the Company's pension and other post-employment benefit plans and other settlement charges. ▪ Regulatory charges: Primarily reflects the impact of regulatory agreements, proceedings, audits, concessions or orders requiring certain commitments, refunds, and/or disallowing the recoverability of costs, net of related credits. ▪ State tax legislative changes: Primarily reflects charges resulting from state tax legislative changes. ▪ Strategic transaction charges: Primarily reflects the net tax charges and related updates associated with the FET interest sales, consolidation of the Pennsylvania Companies, charges associated with FirstEnergy’s actions to exit its ownership in Signal Peak, and other charges related to the exit of a legacy purchase power contract. Note: Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating, the Company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring.

Full Year 2024 Earnings Results

	(in millions, except for per share amounts)	GAAP Dx	GAAP Int	GAAP Tx	GAAP Corp	GAAP FE
(1)	Electric sales	$6,703	$4,815	$1,768	$ 9	$13,295
(2)	Other	160	61	19	(63)	177
(3)	**Total Revenues**	6,863	4,876	1,787	(54)	13,472
(4)	Fuel	—	464	—	—	464
(5)	Purchased power	2,219	1,670	—	23	3,912
(6)	Other operating expenses	2,408	1,324	359	68	4,159
(7)	Provision for depreciation	648	521	336	76	1,581
(8)	Deferral of regulatory assets, net	(171)	(66)	6	—	(231)
(9)	General taxes	752	140	279	41	1,212
(10)	**Total Operating Expenses**	5,856	4,053	980	208	11,097
(11)	**Operating Income (Loss)**	1,007	823	807	(262)	2,375
(12)	Debt redemption costs	—	—	—	(85)	(85)
(13)	Miscellaneous income (expense), net	124	54	18	51	247
(14)	Pension and OPEB mark-to-market adjustment	36	26	6	(90)	(22)
(15)	Interest expense	(432)	(262)	(275)	(175)	(1,144)
(16)	Capitalized financing costs	24	47	60	2	133
(17)	**Total Other Income (Expense)**	(248)	(135)	(191)	(297)	(871)
(18)	Income taxes (benefits)	135	153	173	(84)	377
(19)	Income attributable to noncontrolling interest	—	—	149	—	149
(20)	**Earnings (Loss) Attributable to FE from Continuing Operations**	$624	$535	$294	$(475)	$978
(21)	Average Shares Outstanding			575		
(22)	**Earnings (Loss) per Share**	$1.08	$0.93	$0.51	$(0.82)	$1.70

	Special Items Dx	Special Items Int	Special Items Tx	Special Items Corp	Special Items FE
(1)	$ —	$ (2) (f)	$ 41 (f)(g)	$ (11) (h)	$ 28
(2)	—	—	—	—	—
(3)	—	(2)	41	(11)	28
(4)	—	—	—	—	—
(5)	—	—	—	(25) (h)	(25)
(6)	(121) (a)(c)(d)(g)	(94) (a)(c)(d)(g)	(12) (d)	(206) (a)(d)(e)	(433)
(7)	(4) (a)(d)	(2) (d)	—	(3) (a)	(9)
(8)	—	61 (g)	—	—	61
(9)	(1) (d)	(1) (d)	—	—	(2)
(10)	(126)	(36)	(12)	(234)	(408)
(11)	126	34	53	223	436
(12)	—	—	—	85 (b)	85
(13)	6 (g)	—	4 (g)	32 (f)(h)	42
(14)	(36) (f)	(24) (f)	—	90 (f)	30
(15)	—	—	—	3 (b)	3
(16)	—	—	—	—	—
(17)	(30)	(24)	4	210	160
(18)	15 (a)(c)(d)(f)(g)	(4) (a)(c)(d)(f)(g)(h)	(12) (d)(f)(g)(h)	34 (a)(b)(d)(e)(f)(h)	33
(19)	—	—	27 (d)(f)(g)(h)	—	27
(20)	$ 81	$ 14	$ 42	$ 399	$ 536
(21)			575		
(22)	$ 0.15	$ 0.02	$ 0.07	$ 0.69	$ 0.93

	FE Operating	FE - Pension	FE - Signal Peak	FE = Core Utility
(20)	$ 1,514	$ (74)	$ (75)	$ 1,365
(21)		575		
(22)	$ 2.63	$ (0.13)	$ (0.13)	$ 2.37

Special Items (after-tax impact):	Dx	Int	Tx	Corp	FE
(a) ARO regulatory change	$ 35	$ 12	$ —	$ 112	$ 159
(b) Debt-related costs	—	—	—	69	69
(c) Enhanced employee retirement and other related costs	3	3	—	—	6
(d) FE Forward cost to achieve	32	17	6	2	57
(e) Investigation and other related costs	—	—	—	75	75
(f) Pension/OPEB mark-to-market and other charges	(27)	(19)	(1)	86	39
(g) Regulatory charges	38	(7)	18	—	49
(h) Strategic transaction charges	—	8	19	55	82
Impact to Earnings	$ 81	$ 14	$ 42	$ 399	$ 536

28 Strategic & Financial Highlights - Published Feb. 26, 2025

FirstEnergy

Full Year 2023 Earnings Results

	(in millions, except for per share amounts)	GAAP					Special Items					FE			
		Dx	Int	Tx	Corp	FE	Dx	Int	Tx	Corp	FE	Operating	- Net Pension /OPEB	- Signal Peak	= Core
(1)	Electric sales	$ 6,690	$ 4,261	$ 1,731	$ 11	$ 12,693	$ —	$ 4 (f)(g)	$ 1 (g)	$ (1) (c)	$ 4				
(2)	Other	164	59	17	(63)	177	—	—	—	—	—				
(3)	Total Revenues	6,854	4,320	1,748	(52)	12,870	—	4	1	(1)	4				
(4)	Fuel	—	538	—	—	538	—	—	—	—	—				
(5)	Purchased power	2,578	1,509	—	21	4,108	—	—	—	—	—				
(6)	Other operating expenses	2,129	1,156	338	(29)	3,594	(71) (b)(d)(g)	(53) (b)(d)(g)	(1) (g)	(122) (c)(d)(e)	(247)				
(7)	Provision for depreciation	620	462	304	75	1,461	(3) (d)	(2) (d)	—	—	(5)				
(8)	Deferral of regulatory assets, net	(259)	(10)	8	—	(261)	—	—	—	—	—				
(9)	General taxes	734	129	257	44	1,164	(1) (d)	—	—	—	(1)				
(10)	Total Operating Expenses	5,802	3,784	907	111	10,604	(75)	(55)	(1)	(122)	(253)				
(11)	Operating Income (Loss)	1,052	536	841	(163)	2,266	75	59	2	121	257				
(12)	Debt redemption costs	—	—	—	(36)	(36)	—	—	—	36 (a)	36				
(13)	Miscellaneous income (expense), net	84	73	17	165	339	25 (b)(g)	9 (b)	—	—	34				
(14)	Pension and OPEB mark-to-market adjustment	(33)	(50)	(32)	37	(78)	33 (f)	46 (f)	—	(37) (f)	42				
(15)	Interest expense	(390)	(257)	(245)	(232)	(1,124)	4 (a)(g)	1 (a)	1 (a)	—	6				
(16)	Capitalized financing costs	21	35	38	3	97	—	—	—	—	—				
(17)	Total Other Income (Expense)	(318)	(199)	(222)	(63)	(802)	62	56	1	(1)	118				
(18)	Income taxes (benefits)	147	37	146	(63)	267	33 (a)(b)(d)(f)-(i)	31 (a)(b)(d)(f)(g)	1 (a)(g)	(35) (a)(c)-(f)(i)	30				
(19)	Income attributable to noncontrolling interest	—	—	74	—	74	—	—	—	—	—				
(20)	Earnings (Loss) Attributable to FE from Continuing Operations	$ 587	$ 300	$ 399	$ (163)	$ 1,123	$ 104	$ 84	$ 2	$ 155	$ 345	$ 1,468	$ (68)	$ (137)	$ 1,263
(21)	Average Shares Outstanding			573					573				573		
(22)	Earnings (Loss) per Share	$ 1.02	$ 0.52	$ 0.70	$ (0.28)	$ 1.96	$ 0.18	$ 0.15	$ —	$ 0.27	$ 0.60	$ 2.56	$ (0.12)	$ (0.24)	$ 2.20

Special Items (after-tax impact):	Dx	Int	Tx	Corp	FE
(a) Debt-related costs	$ 1	$ —	$ —	$ 29	$ 30
(b) Enhanced employee retirement and other related costs	44	31	—	—	75
(c) Exit of generation	—	—	—	9	9
(d) FE Forward cost to achieve	18	6	—	26	50
(e) Investigation and other related costs	—	—	—	61	61
(f) Pension/OPEB mark-to-market and other charges	23	32	—	(29)	26
(g) Regulatory charges	15	15	2	—	32
(h) State tax legislative change	1	—	—	—	1
(i) Strategic transaction charges	2	—	—	59	61
Impact to Earnings	$ 104	$ 84	$ 2	$ 155	$ 345

29

Strategic & Financial Highlights - Published Feb. 26, 2025

FirstEnergy

2023-2024 GAAP to Non-GAAP Baseline O&M Reconciliations Strategic & Financial Highlights - Published Feb. 26, 202530 (1) As reported in the Consolidated Statement of Income (2) 2024 amount primarily due to $62M impairment charge related to the Akron general office in 3Q24 (3) Primarily represents PJM Network Transmission Expense and ancillary charges such as Transmission Enhancement (4) Primarily represents the rider/program recoverable and deferred O&M within the Distribution, Integrated, and Stand-Alone Transmission segments FirstEnergy Consolidated (In $M) 2023 2024 Other Operating Expenses (GAAP) (1) $3,594 $4,159 Excluding Special Items (pre-tax): ARO Regulatory Change - ($200) Enhanced Employee Retirement and Other Related Costs ($77) ($8) Investigation and Other Related Costs ($77) ($64) FE Forward Cost-to-Achieve (2) ($58) ($76) Regulatory Charges ($22) ($85) Exit of Generation ($13) - Total Special Items ($247) ($433) PJM Pass-Through Transmission Costs (3) ($1,068) ($1,265) Rider/Program Recoverable (4) ($991) ($1,174) Other ($8) ($4) Baseline O&M (non-GAAP) $1,280 $1,283